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                                                                    Exhibit 99.7


THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. IF YOU ARE IN ANY DOUBT AS TO THE ACTION YOU SHOULD TAKE, AND IF YOU ARE IN THE UK, YOU ARE RECOMMENDED TO SEEK YOUR OWN PERSONAL FINANCIAL ADVICE IMMEDIATELY FROM YOUR STOCKBROKER, BANK MANAGER, SOLICITOR, ACCOUNTANT OR OTHER INDEPENDENT FINANCIAL ADVISER DULY AUTHORISED UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000. IF YOU ARE OUTSIDE THE UK YOU SHOULD IMMEDIATELY CONSULT ANOTHER APPROPRIATELY AUTHORISED INDEPENDENT FINANCIAL ADVISER.

The distribution of this document in jurisdictions other than the UK may be restricted by law and therefore persons into whose possession this document comes should inform themselves about and observe any of those restrictions. Any failure to comply with any of those restrictions may constitute a violation of the securities laws of any such jurisdiction.

The contents of this document, which have been prepared by and are the sole responsibility of Lynx Therapeutics, Inc., have been approved by Gargoyle Partners LLP of Dial House, Church Lane, Peppard Common, Henley-on-Thames, Oxfordshire RG9 5JU (regulated in the UK by the Financial Services Authority) solely for the purposes of section 21 of the Financial Services and Markets Act 2000. Gargoyle Partners LLP is acting for Lynx Therapeutics, Inc. and no one else in connection with the Offer and will not be responsible to any other person for providing the protections afforded to clients by Gargoyle Partners LLP or for providing advice in relation to the Offer.

                               FORM OF ACCEPTANCE

                                IN RESPECT OF THE

                                      OFFER

                           BY LYNX THERAPEUTICS, INC.

                               FOR SOLEXA LIMITED

                               ACTION TO BE TAKEN

TO ACCEPT THE OFFER IN RESPECT OF ALL OR ANY OF YOUR SOLEXA SHARES YOU SHOULD COMPLETE THIS FORM OF ACCEPTANCE BY FOLLOWING THE INSTRUCTIONS AND ADDITIONAL NOTES SET OUT IN THIS FORM OF ACCEPTANCE.

This document should be read in conjunction with the offer document from Lynx Therapeutics, Inc. in respect of its offer for Solexa Limited (the "OFFER DOCUMENT"), the terms and conditions of which are incorporated in, and form part of, this Form of Acceptance. The definitions used or referred to in the Offer Document have the same meanings in this Form of Acceptance. Acceptance of the Offer is on the terms and subject to the conditions contained in the Offer Document.

All Solexa Shareholders wishing to accept the Offer must complete and sign this Form of Acceptance where indicated and send it duly completed and accompanied by existing share certificate(s) and/or other document(s) of title to Leigh Palmer at Solexa Limited, Chesterford Research Park, Little Chesterford, Nr Saffron Walden, Essex, CB10 1XL in the accompanying pre-addressed envelope as soon as possible but in any event so as to arrive not later than - a.m./p.m. on - 2004.

PLEASE REMEMBER TO ENCLOSE YOUR EXISTING SHARE CERTIFICATE(S) AND/OR OTHER DOCUMENT(S) OF TITLE. IF YOUR SHARE CERTIFICATE(S) AND/OR OTHER DOCUMENT(S) OF TITLE IS/ARE LOST, YOU SHOULD COMPLETE THIS FORM IN ANY EVENT BUT REFER TO THE
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ADDITIONAL NOTES SET OUT ON THE BACK PAGE OF THIS FORM FOR GUIDANCE AS TO THE
FURTHER ACTION YOU SHOULD TAKE.

PLEASE DO NOT DETACH ANY PART OF THIS FORM.

1.    THE OFFER

      To accept the Offer:

      (a) insert in Box 1 below the total number of B Preferred Shares held by you in respect of which you wish to accept the Offer:

            BOX 1

            Number of B Preferred Shares in          ...........................
            respect of which you are accepting
            the Offer

      (b) insert in Box 2 below the total number of A Ordinary Shares held by you in respect of which you wish to accept the Offer:

            BOX 2

            Number of A Ordinary Shares in           ...........................
            respect of which you are accepting
            the Offer

      (c) insert in Box 3 below the total number of Ordinary Shares held by you in respect of which you wish to accept the Offer:

            BOX 3

            Number of Ordinary Shares in             ...........................
            respect of which you are accepting
            the Offer

2.    SIGNATURE

      To accept the Offer you must sign Box 4. When you sign as an individual you must do so in the presence of a witness who must then sign his or her name and print underneath in BLOCK CAPITALS his or her address. The witness must be over 18 years old and should have no financial interest in your Solexa Shares.

      If the acceptance is not made by the registered holder, insert the name(s) and capacity(ies) (e.g. executor) of the person(s) making the acceptance.

      A company may either execute under seal, the seal being affixed and witnessed in accordance with its articles of association or other regulations or, if applicable, in accordance with section 36A of the Companies Act 1985 as a deed, without a seal, by two directors or a director and the company secretary.

      A body corporate incorporated outside Great Britain should execute this Form of Acceptance in accordance with the laws of the territory in which the body corporate is incorporated or otherwise in accordance with the Foreign Companies (Execution of Documents) Regulations 1994 of Great Britain, as amended.

3.    DECLARATION

      By signing this Form of Acceptance in Box 4 below:


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      (a)   I/We, the person(s) executing this Form of Acceptance as a deed, have received the Offer Document containing details of the Offer made by Lynx Therapeutics, Inc. I/We hereby accept the Offer in respect of those of the Solexa Shares specified in paragraph 1 on the terms and subject to the conditions of the Offer.

      (b) I/We enclose the share certificate(s) and/or other document(s) of title relating to my/our Solexa Shares.

      (c)   My/our execution of this Form of Acceptance constitutes:

            (i) my/our irrevocable representation, warranty and undertaking (in respect of myself/ourselves only) on the terms set out in paragraph 10 of Part B of Appendix I to the Offer Document; and

            (ii) my/our irrevocable instruction and authority to, and appointment of, the persons referred to in paragraph 10 of Part B of Appendix I to the Offer Document on the terms set out therein.

      BOX 4

      EXECUTION BY AN INDIVIDUAL

      Signed and delivered as a deed by:  ......................................

                                          Signature of Solexa Shareholder

      Witnessed by:                       Date:.................................

      Signature:  ..................................

      Name:       ..................................

      Address:    ..................................

                  ..................................

                  ..................................

      EXECUTION BY A COMPANY

      Executed and delivered as a deed under the seal of the company named below

      OR

      Executed and delivered as a deed by the company named below in the presence of/acting by:

      Name of company:                  ........................................

      Signature of director:            ........................................

      Name of director:                 ........................................

      Signature of second director/company secretary:
                                                        ........................

      Name of second director/company secretary:
                                                        ........................


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4.    FULL NAME AND ADDRESS

      Complete Box 5 in BLOCK CAPITALS with the full name and address of the registered holder.

      BOX 5

      Full name of Solexa Shareholder:

      ..........................................................................

      Address:..................................................................

      ..........................................................................

      ..........................................................................

       ADDITIONAL NOTES REGARDING THE COMPLETION AND LODGING OF THIS FORM

Lynx Therapeutics, Inc. and its agents reserve the right to treat as valid in whole or in part acceptances of the Offer which are not entirely in order or for which the relative share certificate(s) and/or other document(s) of title are not lodged with Leigh Palmer at Solexa Limited, Chesterford Research Park, Little Chesterford, Nr Saffron Walden, Essex CB10 1XL.

If you have lost your share certificate(s) and/or other document(s) of title you should complete and return this Form of Acceptance together with a letter of explanation and requesting a form of lost share certificate indemnity (a "SHARE INDEMNITY") from Leigh Palmer at the address given above. The Share Indemnity should be completed in accordance with the instructions given and returned to Leigh Palmer at Chesterford Research Park, Little Chesterford, Nr Saffron Walden, Essex CB10 1XL.

SHARE CERTIFICATES IN RESPECT OF THE LYNX COMMON STOCK CANNOT BE SENT TO YOU UNTIL ALL RELEVANT DOCUMENTS HAVE BEEN PROPERLY COMPLETED AND LODGED WITH LEIGH PALMER AT CHESTERFORD RESEARCH PARK, LITTLE CHESTERFORD, NR SAFFRON WALDEN, ESSEX CB10 1XL.


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